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                                                         Exhibit 21.1

                         List of Subsidiaries

Name                                               Jurisdiction
----                                               ------------

Cognizant Technology Solutions U.S. Corporation     Delaware
Cognizant Technology Solutions Canada, Inc.         Canada
Cognizant Technology Solutions India Limited        India
Cognizant Technology Solutions UK Limited           United Kingdom
CSS Investment Corporation                          Delaware